Ingersoll Rand Reports Record First Quarter 2023 Results
Raising Guidance for Organic Growth, Adjusted EBITDA and Adjusted EPS Ranges
First Quarter 2023 Highlights
(All comparisons against the first quarter of 2022 unless otherwise noted.)
Strong performance driven by its competitive differentiator - Ingersoll Rand Execution Excellence (IRX):
•Reported first quarter orders of $1,777 million, up 9%, or 8% organic
•Reported first quarter revenues of $1,629 million, up 22%, or 20% organic1
•Reported net income attributable to Ingersoll Rand Inc. of $161 million, or earnings of $0.39 per share
◦Adjusted net income from continuing operations, net of tax1 of $267 million, or $0.65 per share
•Adjusted EBITDA1 of $400 million, up 32%, with a margin of 24.6%, up 190 basis points year over year, and incremental margin of 33%
•Reported operating cash flow from continuing operations of $170 million and free cash flow from continuing operations of $148 million, up 359%
•Liquidity of $2.2 billion as of March 31, 2023, including $1.1 billion of cash on hand and undrawn capacity of $1.1 billion under available credit facilities
◦On April 21, the company completed the amendment of its existing Revolving Credit Facility (RCF) to upsize the overall facility to $2.0 billion and extend the term to April 2028
Raising 2023 Guidance
•Raising full-year 2023 organic revenue growth1 range expectation by 300 bps to 6% to 8%, and raising total revenue growth to a range of 10% to 12%
•Raising Adjusted EBITDA1 guidance to a range of $1,660 to $1,710 million, up 16% to 19% over prior year
•Raising full-year 2023 Adjusted EPS1 guidance to a range of $2.64 to $2.74, up 11% to 16% over prior year
DAVIDSON, N.C. - May 3, 2023 - Ingersoll Rand Inc. (NYSE: IR) reported record first quarter orders and revenue.

“We had a strong start in 2023, with another quarter of solid results and performance that exceeded our expectations despite the ongoing macroeconomic volatility. Our business continues to be resilient, driven by our team’s outstanding execution and our economic growth engine,” said Vicente Reynal, Chairman and CEO. “We remain guided by our five strategic imperatives, which enable Ingersoll Rand to be a premier earnings compounder. We continue to drive organic growth and unlock profitability by leveraging IRX and targeting our Demand Generation processes across the three mega trends of Sustainability, Digitization and Quality of Life. In addition, our M&A funnel remains healthy, and we are committed to delivering inorganic growth in a thoughtful, disciplined manner. Our operational excellence, strong balance sheet and increased liquidity give us the ability to deliver results and create value across economic cycles.”
First Quarter 2023 Segment Review
(All comparisons against the first quarter of 2022 unless otherwise noted.)
Industrial Technologies and Services Segment: broad range of compressor, vacuum and blower solutions as well as fluid transfer equipment, loading systems, power tools and lifting equipment
•Reported Orders of $1,450 million, up 12%, or 10% organic
•Reported Revenues of $1,317 million, up 27%, or 25% organic1
•Reported Segment Adjusted EBITDA of $346 million, up 40% with an incremental margin of 35%
1 Non-GAAP measure (definitions and/or reconciliations in tables below)

•Reported Segment Adjusted EBITDA Margin of 26.2%, up 240 basis points, due to continued pricing strength and IRX to drive strong operational execution
•Core industrial end markets saw continued strong demand with organic orders up 10% as compared to prior year, which exceeded 25% organic orders growth in the first quarter of the prior year. Excluding the impact of FX and the recently acquired SPX Flow Air Treatment business, orders for total compressor offerings, which represent approximately 65% of the total segment, grew low 20’s, including 28% growth in oil free compressor offerings. Orders in Power Tools and Lifting, which saw its largest bookings quarter since Q4 2014, were up high single digits.
Precision and Science Technologies Segment: highly specialized fluid management solutions including precision liquid and gas pumps and niche compression technologies
•Reported Orders of $327 million, down 3%, or 2% organic
•Reported Revenues of $312 million, up 5%, or 6% organic2
•Reported Segment Adjusted EBITDA of $95 million, up 11% with an incremental margin of 64%
•Reported Segment Adjusted EBITDA Margin of 30.3%, up 170 basis points, driven largely by improvements in pricing versus cost as well as synergy delivery in recently completed M&A, most notably the Seepex acquisition.
•Excluding the impact of FX, orders were approximately flat as compared to the prior year driven by acquisitions as well as strong organic order growth from all businesses except for the oxygen concentration business, which declined ~$25 million primarily due to longer cycle frame orders received in Q1 2022 that did not repeat in Q1 2023.
Balance Sheet and Cash Flow
Ingersoll Rand remains in a strong financial position with ample liquidity of $2.2 billion. On a reported basis, the company generated $170 million of cash flow from operating activities from continuing operations and invested $22 million in capital expenditures, resulting in free cash flow from continuing operations2 of $148 million, compared to cash flow from operating activities from continuing operations of $50 million and free cash flow from continuing operations2 of $32 million in the prior year period. Net debt to Adjusted EBITDA leverage2 was 1.1x for the first quarter, which was an improvement of 0.1x as compared to the prior year.
Ingersoll Rand was upgraded to the investment-grade rating of BBB- by S&P. The upgrade is based on the company’s low leverage and strong operational performance. S&P also reaffirmed their positive outlook which reflects their view that there is a chance for a further ratings increase over the next 24 months. In addition, on April 21, the company announced the amendment to certain terms related to its revolving credit facility and upsize the overall borrowing capacity of the facility from $1.1 billion to $2.0 billion fortifying the balance sheet and supporting the company’s growth strategy. The company also extended the maturity from June 2024 to April 2028 and changed the composition of participating lenders to include certain new lenders and remove others. All other terms and conditions of the Credit Agreement were unchanged.

Consistent with our comprehensive capital allocation strategy led by M&A, in the first quarter of 2023, Ingersoll Rand deployed $566 million to M&A, largely consisting of approximately $520 million in cash for the SPX Flow Air Treatment acquisition on January 3, 2023. In addition the company returned $85 million to shareholders by deploying $77 million for share repurchases for approximately 1.3 million shares and $8 million for its dividend payment. Ingersoll Rand also announced the acquisitions of Anhui Gaopeng Vacuum Equipment Co., LTD., a well-established dry screw vacuum pump manufacturer with exposure to sustainable end markets in Asia Pacific as well as Trace Analytics, a lab-based service business focused on the analysis of compressed air samples.
2 Non-GAAP measure (definitions and/or reconciliations in tables below)

Raising 2023 Guidance
Ingersoll Rand is raising its guidance for full year 2023 organic revenue growth, Adjusted EBITDA and Adjusted EPS ranges based on robust Q1 performance and its expectations of strong commercial and operational performance for the remainder of the year:

Key Metrics[2]
	Initial 2023 Guidance	Revised 2023 Guidance
Revenue - Total Ingersoll Rand	7-9%	10-12%
Ingersoll Rand (Organic)[1]	3-5%	6-8%
Industrial Technologies & Services (Organic)	3-5%	6-8%
Precision & Science Technologies (Organic)	4-6%	5-7%
FX Impact[3]	(~1%)	~ Flat
M&A4	~$270M	~$270M
Corporate Costs	(~$140M)	(~$160M)
Adjusted EBITDA[1]	$1,570M - $1,630M (+9% - +14% YoY)	$1,660M - $1,710M (+16% - +19% YoY)
Adjusted EPS[1]	$2.48 - $2.58 (+5% - +9% YoY)	$2.64 - $2.74 (+11% - +16% YoY)
Reconciliations of non-GAAP measures related to full-year 2023 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for acquisitions-related expenses, restructuring and other business transformation costs, gains or losses on foreign currency exchange and the timing and magnitude of other amounts in the reconciliation of historic numbers. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
__________________________________________
1 Non-GAAP measure (definitions and/or reconciliations in tables below)
2 All revenue outlook commentary expressed in percentages and based on growth as compared to 2022.
3 Based on March 2023 FX rates; does not include impact of FX on M&A.
4 Reflects all completed and closed M&A as of May 1, 2023.
Conference Call
Ingersoll Rand will host a live earnings conference call to discuss the first quarter results on Thursday, May 4, 2022 at 8:00 a.m. (Eastern Time). To participate in the call, please dial 1-833-470-1428, domestically, or 1-404-975-4839, internationally, and use access Code 022732. A real-time audio webcast of the presentation can be accessed via the Events and Presentations section of the Ingersoll Rand Investor Relations website (https://investors.irco.com), where related materials will be posted prior to the conference call. A replay of the webcast will be available after conclusion of the conference and can be accessed on the Ingersoll Rand Investor Relations website.
Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to Ingersoll Rand Inc.’s (the “Company” or “Ingersoll Rand”) expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “on track to” “will continue,” “will likely result,” “guidance” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. All statements other than historical facts are forward-looking statements.

These forward-looking statements are based on Ingersoll Rand’s current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from these current expectations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) the impact on the Company’s business, suppliers and customers and global economic conditions of the COVID-19 pandemic, including business disruptions caused by government restrictions; (2) unexpected costs, charges or expenses resulting from completed and proposed business combinations; (3) uncertainty of the expected financial performance of the Company; (4) failure to realize the anticipated benefits of completed and proposed business combinations; (5) the ability of the Company to implement its business strategy; (6) difficulties and delays in achieving revenue and cost synergies; (7) inability of the Company to retain and hire key personnel; (8) evolving legal, regulatory and tax regimes; (9) changes in general economic and/or industry specific conditions; (10) actions by third parties, including government agencies; (11) adverse impact on our operations and financial performance due to natural disaster, catastrophe, pandemic, geopolitical tensions or other events outside of our control; (12) the timing, manner and volume of repurchases of common stock pursuant to our share repurchase program; and (13) other risk factors detailed in Ingersoll Rand’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in its periodic filings with the SEC, which are available on the SEC’s website at http://www.sec.gov. The foregoing list of important factors is not exclusive.
Any forward-looking statements speak only as of the date of this release. Ingersoll Rand undertakes no obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.
About Ingersoll Rand Inc.
Ingersoll Rand Inc. (NYSE:IR), driven by an entrepreneurial spirit and ownership mindset, is dedicated to helping make life better for our employees, customers and communities. Customers lean on us for our technology-driven excellence in mission-critical flow creation and industrial solutions across 40+ respected brands where our products and services excel in the most complex and harsh conditions. Our employees develop customers for life through their daily commitment to expertise, productivity and efficiency. For more information, visit www.IRCO.com.
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Non-U.S. GAAP Measures of Financial Performance
In addition to consolidated GAAP financial measures, Ingersoll Rand reviews various non-GAAP financial measures, including “Organic Revenue Growth,” “Adjusted EBITDA,” “Adjusted Net Income,” “Adjusted Diluted EPS” and “Free Cash Flow.”
Ingersoll Rand believes Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS are helpful supplemental measures to assist management and investors in evaluating the Company’s operating results as they exclude certain items that are unusual in nature or whose fluctuation from period to period do not necessarily correspond to changes in the operations of Ingersoll Rand’s business. Ingersoll Rand believes Organic Revenue Growth is a helpful supplemental measure to assist management and investors in evaluating the Company’s operating results as it excludes the impact of foreign currency and acquisitions on revenue growth. Adjusted EBITDA represents net income before interest, taxes, depreciation, amortization and certain non-cash, non-recurring and other adjustment items. Adjusted Net Income is defined as net income including interest, depreciation and amortization of non-acquisition related intangible assets and excluding other items used to calculate Adjusted EBITDA and further adjusted for the tax effect of these exclusions. Organic Revenue Growth is defined as As Reported Revenue growth less the impacts of Foreign Currency and Acquisitions. Ingersoll Rand believes that the adjustments applied in presenting Adjusted EBITDA and Adjusted Net Income are appropriate to provide additional information to investors about certain material non-cash items and about non-recurring items that the Company does not expect to continue at the same level in the future. Adjusted Diluted EPS is defined as Adjusted Net Income divided by Adjusted Diluted Average Shares Outstanding. Incrementals/Decrementals are defined as the change in Adjusted EBITDA versus the prior year period divided by the change in revenue versus the prior year period.
Ingersoll Rand uses Free Cash Flow to review the liquidity of its operations. Ingersoll Rand measures Free Cash Flow as cash flows from operating activities less capital expenditures. Ingersoll Rand believes Free Cash Flow is a useful supplemental financial measures for management and investors in assessing the Company’s ability to pursue business opportunities and investments and to service its debt. Free Cash Flow is not a measure of our liquidity under GAAP and should not be considered as an alternative to cash flows from operating activities.

Management and Ingersoll Rand’s board of directors regularly use these measures as tools in evaluating the Company’s operating and financial performance and in establishing discretionary annual compensation. Such measures are provided in addition to, and should not be considered to be a substitute for, or superior to, the comparable measures under GAAP. In addition, Ingersoll Rand believes that Organic Revenue Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Incrementals/Decrementals and Free Cash Flow are frequently used by investors and other interested parties in the evaluation of issuers, many of which also present Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow when reporting their results in an effort to facilitate an understanding of their operating and financial results and liquidity.
Organic Revenue Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow should not be considered as alternatives to revenue growth, net income, diluted earnings per share or any other performance measure derived in accordance with GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity. Organic Revenue Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing Ingersoll Rand’s results as reported under GAAP.
Reconciliations of Organic Revenue Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow to their most comparable U.S. GAAP financial metrics for historical periods are presented in the tables below.
Reconciliations of non-GAAP measures related to full-year 2023 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for acquisitions-related expenses, restructuring and other business transformation costs, gains or losses on foreign currency exchange and the timing and magnitude of other amounts in the reconciliation of historic numbers. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Contacts:
Investor Relations:
Matthew Fort
matthew.fort@irco.com

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	For the Three Month Period Ended March 31,
	2023	2022
Revenues	$1,629.3	$1,337.0
Cost of sales	965.1	810.9
Gross Profit	664.2	526.1
Selling and administrative expenses	311.1	265.5
Amortization of intangible assets	92.4	86.2
Other operating expense, net	20.4	17.4
Operating Income	240.3	157.0
Interest expense	38.9	19.0
Other income, net	(9.6)	(4.6)
Income from Continuing Operations Before Income Taxes	211.0	142.6
Provision for income taxes	48.1	32.4
Income (loss) on equity method investments	0.3	(4.3)
Income from Continuing Operations	163.2	105.9
Loss from discontinued operations, net of tax	—	(1.4)
Net Income	163.2	104.5
Less: Net income attributable to noncontrolling interests	2.1	0.8
Net Income Attributable to Ingersoll Rand Inc.	$161.1	$103.7

Amounts attributable to Ingersoll Rand Inc. common stockholders:
Income from continuing operations, net of tax	$161.1	$105.1
Loss from discontinued operations, net of tax	—	(1.4)
Net income attributable to Ingersoll Rand Inc.	$161.1	$103.7

Basic earnings per share of common stock:
Earnings from continuing operations	$0.40	$0.26
Loss from discontinued operations	—	—
Net earnings	0.40	0.25

Diluted earnings per share of common stock:
Earnings from continuing operations	$0.39	$0.25
Loss from discontinued operations	—	—
Net earnings	0.39	0.25

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except share amounts)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$1,119.3	$1,613.0
Accounts receivable, net of allowance for credit losses of $51.0 and $47.2, respectively	1,243.6	1,122.0
Inventories	1,122.6	1,025.4
Other current assets	186.9	206.9
Total current assets	3,672.4	3,967.3
Property, plant and equipment, net of accumulated depreciation of $443.0 and $417.4, respectively	648.8	624.4
Goodwill	6,385.9	6,064.2
Other intangible assets, net	3,739.1	3,578.6
Deferred tax assets	23.5	22.3
Other assets	525.3	509.1
Total assets	$14,995.0	$14,765.9
Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt	$33.9	$36.5
Accounts payable	730.9	778.7
Accrued liabilities	935.3	858.8
Total current liabilities	1,700.1	1,674.0
Long-term debt, less current maturities	2,708.8	2,716.1
Pensions and other postretirement benefits	145.9	147.2
Deferred income taxes	677.1	610.6
Other liabilities	381.4	360.8
Total liabilities	$5,613.3	$5,508.7
Stockholders' equity:
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 427,478,622 and 426,327,805 shares issued as of March 31, 2023 and December 31, 2022, respectively	4.3	4.3
Capital in excess of par value	9,493.6	9,476.8
Retained earnings	1,103.9	950.9
Accumulated other comprehensive loss	(226.4)	(251.7)
Treasury stock at cost; 22,482,040 and 21,210,095 shares as of March 31, 2023 and December 31, 2022, respectively	(1,058.1)	(984.5)
Total Ingersoll Rand stockholders' equity	$9,317.3	$9,195.8
Noncontrolling interests	64.4	61.4
Total stockholders' equity	$9,381.7	$9,257.2
Total liabilities and stockholders' equity	$14,995.0	$14,765.9

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three Month Period Ended March 31,
	2023	2022
Cash Flows From Operating Activities From Continuing Operations:
Net income	$163.2	$104.5
Loss from discontinued operations, net of tax	—	(1.4)
Income from continuing operations	163.2	105.9
Adjustments to reconcile income from continuing operations to net cash provided by operating activities from continuing operations:
Amortization of intangible assets	92.4	86.2
Depreciation	21.6	22.3
Non-cash restructuring charges	0.9	2.2
Stock-based compensation expense	12.1	19.8
Income (loss) on equity method investments	(0.3)	4.3
Foreign currency transaction losses (gains), net	1.0	(3.8)
Non-cash adjustments to carrying value of LIFO inventories	7.8	—
Other non-cash adjustments	2.9	2.0
Changes in assets and liabilities:
Receivables	(83.7)	(67.7)
Inventories	(45.3)	(99.4)
Accounts payable	(70.6)	41.0
Accrued liabilities	56.5	(37.8)
Other assets and liabilities, net	11.8	(24.9)
Net cash provided by operating activities from continuing operations	170.3	50.1
Cash Flows From Investing Activities From Continuing Operations:
Capital expenditures	(22.4)	(17.9)
Net cash paid in acquisitions	(566.4)	(30.3)
Disposals of property, plant and equipment	7.3	—
Net cash used in investing activities from continuing operations	(581.5)	(48.2)
Cash Flows From Financing Activities From Continuing Operations:
Principal payments on long-term debt	(11.0)	(9.6)
Purchases of treasury stock	(77.0)	(101.1)
Cash dividends on common shares	(8.1)	(8.2)
Proceeds from stock option exercises	9.2	4.6
Payments of deferred and contingent acquisition consideration	(1.9)	(1.8)
Other financing	(0.5)	—
Net cash used in financing activities from continuing operations	(89.3)	(116.1)
Cash Flows From Discontinued Operations:
Net cash used in operating activities	—	(4.1)
Net cash used in discontinued operations	—	(4.1)
Effect of exchange rate changes on cash and cash equivalents	6.8	(1.1)
Net decrease in cash and cash equivalents	(493.7)	(119.4)
Cash and cash equivalents, beginning of period	1,613.0	2,109.6
Cash and cash equivalents, end of period	$1,119.3	$1,990.2

INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED ADJUSTED FINANCIAL INFORMATION
(Dollars in millions)

	For the Three Month Period Ended March 31,
	2023	2022
Ingersoll Rand
Revenues	$1,629.3	$1,337.0
Adjusted EBITDA	$400.1	$303.6
Adjusted EBITDA Margin	24.6%	22.7%

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME
(Unaudited; in millions)

	For the Three Month Period Ended March 31,
	2023	2022
Net Income	$163.2	$104.5
Less: Loss from discontinued operations	—	(1.8)
Less: Income tax benefit from discontinued operations	—	0.4
Income from Continuing Operations	163.2	105.9
Plus:
Provision for income taxes	48.1	32.4
Amortization of acquisition related intangible assets	89.8	82.6
Restructuring and related business transformation costs	4.3	14.2
Acquisition and other transaction related expenses and non-cash charges	18.0	9.5
Stock-based compensation	12.1	19.8
Foreign currency transaction losses (gains), net	1.0	(3.8)
Loss (income) on equity method investments	(0.3)	4.3
Adjustments to LIFO inventories	7.8	—
Other adjustments	(6.1)	(5.2)
Minus:
Income tax provision, as adjusted	75.6	58.5
Interest income on cash and cash equivalents	(4.7)	—
Adjusted Net Income	$267.0	$201.2

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF DILUTED NET INCOME PER SHARE TO ADJUSTED DILUTED NET INCOME PER SHARE FROM CONTINUING OPERATIONS
(Unaudited; in millions, except per share amounts)

	For the Three Month Period Ended March 31,
	2023	2022
Diluted Net Income Per Share (As Reported)[1]	$0.39	$0.25
Less: Diluted Net Income Per Share from Discontinued Operations (As Reported)[1]	—	—
Diluted Net Income Per Share from Continuing Operations (As Reported)[1]	0.39	0.25
Plus:
Provision for income taxes	0.12	0.08
Amortization of acquisition related intangible assets	0.22	0.20
Restructuring and related business transformation costs	0.01	0.04
Acquisition and other transaction related expenses and non-cash charges	0.04	0.02
Stock-based compensation	0.03	0.05
Foreign currency transaction losses (gains), net	—	(0.01)
Loss (income) on equity method investments	—	0.01
Adjustments to LIFO inventories	0.02	—
Other adjustments	(0.01)	(0.01)
Minus:
Income tax provision, as adjusted	0.18	0.14
Interest income on cash and cash equivalents	(0.01)	—
Adjusted Diluted Net Income Per Share from Continuing Operations[2]	$0.65	$0.49

Average shares outstanding:
Basic, as reported	405.0	407.6
Diluted, as reported	409.2	413.1
Adjusted diluted[2]	409.2	413.1
1 Basic and diluted earnings (loss) per share (as reported) are calculated by dividing net income (loss) attributable to Ingersoll Rand Inc. by the basic and diluted average shares outstanding for the respective periods.
2 Adjusted diluted share count and adjusted diluted earnings per share include incremental dilutive shares, using the treasury stock method, which are added to average shares outstanding.

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED INCOME FROM CONTINUING OPERATIONS, NET OF TAX AND CASH FLOWS FROM OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited; in millions)

	For the Three Month Period Ended March 31,
	2023	2022
Net Income	$163.2	$104.5
Less: Loss from discontinued operations	—	(1.8)
Less: Income tax benefit from discontinued operations	—	0.4
Income from Continuing Operations, Net of Tax	163.2	105.9
Plus:
Interest expense	38.9	19.0
Provision for income taxes	48.1	32.4
Depreciation expense	20.7	21.3
Amortization expense	92.4	86.2
Restructuring and related business transformation costs	4.3	14.2
Acquisition and other transaction related expenses and non-cash charges	18.0	9.5
Stock-based compensation	12.1	19.8
Foreign currency transaction losses (gains), net	1.0	(3.8)
Loss (income) on equity method investments	(0.3)	4.3
Adjustments to LIFO inventories	7.8	—
Other adjustments	(6.1)	(5.2)
Adjusted EBITDA	$400.1	$303.6
Minus:
Interest expense	38.9	19.0
Income tax provision, as adjusted	75.6	58.5
Depreciation expense	20.7	21.3
Amortization of non-acquisition related intangible assets	2.6	3.6
Interest income on cash and cash equivalents	(4.7)	—
Adjusted Income from Continuing Operations, Net of Tax	$267.0	$201.2

Free Cash Flow from Continuing Operations:
Cash flows from operating activities from continuing operations	170.3	50.1
Minus:
Capital expenditures	22.4	17.9
Free Cash Flow from Continuing Operations	$147.9	$32.2

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF SEGMENT ADJUSTED EBITDA TO NET INCOME
(Unaudited; in millions)

	For the Three Month Period Ended March 31,
	2023	2022
Orders
Industrial Technologies and Services	$1,450.3	$1,292.8
Precision and Science Technologies	326.5	337.1
Total Orders	$1,776.8	$1,629.9
Revenue
Industrial Technologies and Services	$1,317.2	$1,039.6
Precision and Science Technologies	312.1	297.4
Total Revenue	$1,629.3	$1,337.0
Segment Adjusted EBITDA
Industrial Technologies and Services	$345.6	$247.4
Precision and Science Technologies	94.5	85.1
Total Segment Adjusted EBITDA	$440.1	$332.5
Less items to reconcile Segment Adjusted EBITDA to Income from Continuing Operations Before Income Taxes:
Corporate expenses not allocated to segments	$40.0	$28.9
Interest expense	38.9	19.0
Depreciation and amortization expense	113.1	107.5
Restructuring and related business transformation costs	4.3	14.2
Acquisition and other transaction related expenses and non-cash charges	18.0	9.5
Stock-based compensation	12.1	19.8
Foreign currency transaction losses (gains), net	1.0	(3.8)
Adjustments to LIFO inventories	7.8	—
Other adjustments	(6.1)	(5.2)
Income from Continuing Operations Before Income Taxes	211.0	142.6
Provision for income taxes	48.1	32.4
Income (loss) on equity method investments	0.3	(4.3)
Income from Continuing Operations	163.2	105.9
Loss from discontinued operations, net of tax	—	(1.4)
Net Income	$163.2	$104.5

INGERSOLL RAND INC. AND SUBSIDIARIES
ORDERS AND REVENUE GROWTH (DECLINE) BY SEGMENT1

	For the Three Month Period Ended March 31, 2023
	Orders	Revenue
Ingersoll Rand
Organic growth	7.6%	20.4%
Impact of foreign currency	(3.8%)	(4.3%)
Impact of acquisitions	5.2%	5.8%
Total orders and revenue growth	9.0%	21.9%

Industrial Technologies & Services
Organic growth	10.0%	24.5%
Impact of foreign currency	(3.9%)	(4.5%)
Impact of acquisitions	6.1%	6.7%
Total orders and revenue growth	12.2%	26.7%

Precision & Science Technologies
Organic growth (decline)	(1.7%)	6.0%
Impact of foreign currency	(3.2%)	(3.5%)
Impact of acquisitions	1.8%	2.4%
Total orders and revenue growth (decline)	(3.1%)	4.9%
1 Organic growth/(decline), impact of foreign currency, and impact of acquisitions are non-GAAP measures. References to “impact of acquisitions” refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition. The portion of GAAP revenue attributable to currency translation is calculated as the difference between (a) the period-to-period change in revenue (excluding acquisition sales) and (b) the period-to-period change in revenue (excluding acquisition sales) after applying prior year foreign exchange rates to the current year period.